Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IHS Markit Ltd. of our report dated March 11, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Markit Ltd.’s Annual Report on Form 20-F (Registration No. 001-36495) for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
July 14, 2016